Exhibit 99.1

Mullen Automotive Provides Fiscal Second Quarter 2023 Business Update

Company updates stockholders on second quarter financial results, factory activities in Mishawaka, IN and Tunica, MS, Bollinger Motors Commercial Vehicles 4-6, Mullen Commercial Vehicles Class 1&3 and Mullen FIVE EV Crossover Program

BREA, Calif. — May 15, 2023 — Mullen Automotive Inc. (NASDAQ: MULN), an emerging electric vehicle (“EV”) manufacturer, today announced a financial update for its fiscal second quarter for the three and six months ended March 31, 2023.

Financial Results

Cash used in operating activities was $67.6 million and cash flows used in investing activities was $97.4 million (primarily ELMS asset purchase for $93 million), offset by cash inflows from financing activities of $167.4 million for the six months ended March 31, 2023. The Net loss before accrued preferred dividends and noncontrolling interest was $495.4 million for the six months ended March 31, 2023. Non-cash charges were approximately $426.4 million and operating asset and liability changes were $1.4 million for the six months ended March 31, 2023.

The Company had approximately $86.3 million in cash available for operations and investment at March 31, 2023. As of April 30, 2023, the Company had approximately $116.1 million in cash available for operations and investment. The Company has additional committed capital of $45 million expected to be received prior to the end of June 2023.

Cash Flows

The following table provides a summary of Mullen’s cash flow data for the six months ended March 31, 2023 and 2022:

	Six Months Ended March 31,
Net cash provided by (used in):	2023	2022

Operating activities	$(67,567,385)	$(24,871,780)
Investing activities	(97,420,097)	(10,737,679)
Financing activities	167,359,660	100,849,172
Increase in cash	2,372,178	65,239,713
Cash, cash equivalents and restricted cash, beginning of period	84,375,085	42,174
Cash, cash equivalents and restricted cash, ending of period	$86,747,263	$65,281,887

Following is our unaudited Condensed Consolidated Statements of Operations for the three and six months ended March 31, 2023, and 2022:

MULLEN AUTOMOTIVE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2023	2022	2023	2022
OPERATING EXPENSES
General and administrative	$47,412,338	$29,269,433	$112,408,349	$42,170,516
Research and development	20,478,971	1,183,437	29,100,980	2,340,761
Total Operating Expense	67,891,309	30,452,870	141,509,329	44,511,277
Loss from Operations	(67,891,309)	(30,452,870)	(141,509,329)	(44,511,277)

Other financing costs - initial recognition of derivative liabilities	—	(160,364,949)	(255,960,025)	(269,344,178)
Loss on derivative liability revaluation	(48,439,415)	(131,670,146)	(89,221,391)	(142,288,528)
Gain / (loss) extinguishment of debt, net	(40,000)	—	(6,452,170)	74,509
Gain on sale of fixed assets	385,031	—	385,031	—
Interest expense	(1,745,882)	(2,120,515)	(4,573,971)	(24,559,459)
Loan discount amortization expense	(142,287)	—	(142,287)	—
Loss on debt settlement	—	—	—	(41,096)
Other income, net	482,405	—	1,128,286	—

Net loss before income tax benefit	(117,391,457)	(324,608,480)	(496,345,856)	(480,670,029)

Income tax benefit	482,922	—	976,576	—
Net loss before accrued preferred dividends and noncontrolling interest	(116,908,535)	(324,608,480)	(495,369,280)	(480,670,029)

Net loss attributable to noncontrolling interest	(1,995,217)	—	(4,180,176)	—
Net loss attributable to shareholders	(114,913,318)	(324,608,480)	(491,189,104)	(480,670,029)

Accrued preferred dividends	8,039,612	(32,735,345)	7,400,935	(32,735,345)

Net Loss attributable to common shareholders after preferred dividends	$(106,873,706)	$(357,343,825)	$(483,788,169)	$(513,405,374)

Net loss per share	$(1.30)	$(173.83)	$(7.09)	$(370.53)

Weighted average shares outstanding, basic and diluted	82,409,028	2,055,720	68,262,145	1,385,594

Balance sheets as of March 31, 2023, and September 30, 2022 are as follows:

MULLEN AUTOMOTIVE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2023	September 30, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$60,337,591	$54,085,685
Restricted cash	26,409,672	30,289,400
Inventory	6,958,158	—
Prepaid expenses and other current assets	5,230,602	1,958,759
TOTAL CURRENT ASSETS	98,936,023	86,333,844
Property, equipment and leasehold improvements, net	89,641,984	17,786,702
Intangible assets, net	112,744,496	93,947,018
Deposit on ELMS purchase	—	5,500,000
Note receivable from related party	1,388,405	—
Right-of-use assets	6,029,432	4,597,052
Goodwill	92,834,832	92,834,832
Other assets	1,167,056	1,595,032
TOTAL ASSETS	$402,742,228	$302,594,479

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$14,827,682	$6,398,425
Accrued expenses and other current liabilities	6,211,840	7,185,881
Dividends payable	361,321	7,762,255
Derivative liabilities	30,855,261	84,799,179
Liability to issue shares	59,267,471	10,710,000
Lease liabilities, current portion	2,235,197	1,428,474
Notes payable, current portion	7,588,513	3,856,497
Other current liabilities	103,372	90,372
TOTAL CURRENT LIABILITIES	121,450,657	122,231,083
Notes payable, net of current portion	—	5,164,552
Lease liabilities, net of current portion	4,163,705	3,359,354
Deferred tax liability	13,980,782	14,882,782
TOTAL LIABILITIES	139,595,144	145,637,771
Commitments and contingencies (Note 17)

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 500,000,000 preferred shares authorized
Preferred Series A; 200,000 shares authorized; 1,425 and 1,924 shares issued and outstanding at March 31, 2023 and September 30, 2022 respectively.	2	2
Preferred Series C; 40,000,000 shares authorized; 1,210,056 and 1,360,321 shares issued and outstanding at March 31, 2023 and September 30, 2022 respectively.	1,210	1,360
Preferred Series D; 437,500,001 shares authorized; 363,098 and 4,359,652 shares issued and outstanding at March 31, 2023 and September 30, 2022 respectively.	363	4,359
Preferred Series AA;1 share authorized; zero and zero shares issued and outstanding at March 31, 2023 and September 30, 2022 respectively.	—	—
Common stock; $0.001 par value; 5,000,000,000 and 1,750,000,000 shares authorized at March 31, 2023 and September 30, 2022 respectively; 126,281,274 and 33,338,727 shares issued and outstanding at March 31, 2023 and September 30, 2022 respectively (*)	126,281	33,339
Common stock owed but not issued; $0.001 par value; 5,930,263 and zero shares at March 31, 2023 and September 30, 2022 respectively (*)	5,930	—
Additional paid-in capital (*)	1,550,030,214	948,565,285
Accumulated deficit	(1,381,096,559)	(889,907,455)
Non-controlling interest	94,079,643	98,259,819
TOTAL STOCKHOLDERS' EQUITY	263,147,084	156,956,709
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$402,742,228	$302,594,479
(*) Adjusted retroactively for reverse stock split, see Note 1

Recent Company Updates.

The following updates are provided on recent business and other activities, many of which were published earlier today:

MGT Lease Company (“MGT”), a national fleet sales and leasing provider, previously took delivery of Mullen EV Cargo Vans on March 30, 2023. The Company subsequently signed a vehicle purchase agreement, as announced on May 11, 2023, for 250 all-electric commercial Class 3 Cab Chassis EV Trucks. The contract is valued at $15.8 million and MGT expects to take possession of the vehicles between August and December of this year. All vehicle orders will be fulfilled through Randy Marion Automotive Group, a distributor of Mullen’s commercial EVs.

To-date, the Company has received $279 million in purchase orders for Mullen Class 1 and Class 3 EV Vans and Trucks from Randy Marion Automotive Group, a distributor of Mullen’s commercial EVs. Randy Marion Automotive Group is based in North Carolina and is one of the largest commercial vehicle dealer groups in the U.S.

On April 18th, 2023, the company announced formation of Mullen Advanced Energy Operations (“MAEO”), a collaboration with Global EV Technology, Inc. (“Global”) with initial development focused on improving energy management technology in electric vehicles for greater range and vehicle performance. Global EV Technology, Inc. provided test results from Element Materials Technology that were purchased by Hardge Global Technologies, LLC with a report date of May14, 2021. The results of this test on the Chevrolet Bolt electric vehicle, showed an average increased battery capacity of 38.2%. On January 20th, 2023, Energy Management Module (“EMM”) technology was also tested by Hardge and Mullen engineers on the Company’s EV Cargo Van at its Troy, Michigan facility with testing results showing an increased battery capacity of 44%.

Mullen Automotive had approximately $116.1 million of cash available for operations as of April 30, 2023.

Among the major milestones achieved during this quarter was the successful execution of Mullen's plan to deliver EV Cargo Vans to commercial customers before the end of March 2023. The first batch of EV Cargo Vans was fulfilled by Randy Marion Group to The University of North Carolina at Charlotte and MGT Lease Company in North Carolina, marking a significant step towards Mullen's goal of providing sustainable transportation solutions to businesses.

In April, we had the successful completion of a 60-day pilot program in collaboration with Loop Global and Menzies Aviation for deployment of electric vehicles and charging infrastructure at Los Angeles International Airport (LAX).

The Company effected a 1-for-25 reverse stock split of its common stock effective on May 4, 2023. Mullen’s Common Stock continues to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “MULN” and began trading on a split-adjusted basis when the market opened on May 4, 2023.

The reverse stock split was primarily intended to bring the Company into compliance with the $1.00 minimum bid price requirement for maintaining its listing on Nasdaq. There is no guarantee the Company will meet the minimum bid price requirement going forward.

"We are pleased with the accomplishments and progress made during our fiscal second quarter of 2023," said CEO David Michery. "Mullen remains committed to delivering innovative and sustainable transportation solutions to our customers, and these achievements reflect our dedication to advancing the EV industry and driving meaningful growth for our company." Michery continued, “With a solid financial position, a robust product lineup, and strong strategic partnerships, Mullen is well-positioned to continue its trajectory and deliver cutting-edge EVs to the market.”

Mishawaka, IN Manufacturing Plant

Home to Mullen FIVE and Bollinger B1 and B2

●Commercial vehicle equipment transferred to Tunica, MS facility for commercial Class 1 build
●Commissioning of e-coat and paint facility for readiness to paint early prototypes
●Enterprise data infrastructure update with installations including fiber optics, new servers and security systems to support volume manufacturing

Tunica, MS Assembly Facility

Home to vehicle assembly for Commercial Class Vans and Trucks

●Mullen Class 1 and Class 3 commercial vehicles will be assembled in Tunica, MS
●In July 2023, the production line for Class 3 is planned to become operational with anticipated deliveries and revenue from Class 3 truck in August and September 2023
●Addition of trim and chassis assembly lines to accommodate new models
●New capital expenditures including Automated Guided Vehicles to transport vehicles through plant, installation of robots, water test booth and end of line diagnostics
●Enterprise data infrastructure including fiber optics, new servers and security systems installed to support volume manufacturing
●Hiring of 35 additional plant staff to begin production

Mullen Advanced Energy Operations and Solid-State Battery Progress

●	Mullen Advanced Energy Operations (“MAEO”), a collaboration with Global EV Technology, Inc. (“Global”) with Mullen owning 51%
●	Due to promising early lab and field tests conducted by Hardge, initial development is focused on improving energy management technology in EVs for greater range and vehicle performance
●	Hardge provided test results from Element Materials Technology that were purchased by Hardge Global Technologies, LLC with a report date of May 14, 2021. The results of these tests on a Chevrolet Bolt EV, provided an average increased battery capacity of 38.2%
●	Subsequent testing by Hardge and Mullen engineering on the Mullen EV Cargo Van vehicle on January 20, 2023, with the Energy Management Module (“EMM”) installed resulted in an increased battery capacity of 44%
●	Washington, D.C. city government field pilot program contract with EV Technologies for Energy (“EMM”) technology installation on their city vehicle fleet of 40 Chevrolet Bolts being supported by MAEO
●	Company accelerates implementation of solid-state polymer battery technology to integrate battery packs for Class 1 EV cargo vans
●	The first Class 1 EV cargo van test vehicles with solid-state polymer technology are planned for road testing by Q4 2023

Bollinger Motors - Oak Park, MI

Class 4 – 6 Commercial Vehicles | Bollinger B1 SUV and B2 Pick Up Truck

●B4 chassis cab engineering 90% complete
●Vehicle testing of B4 chassis cabs running on schedule
●B1 SUV program restarted March 1, 2023
●Conducted January 2023 “Ride Along” event at Oak Park HQ for prototype B4 vehicle
●Showcased B4 at 2023 industry shows: including NTEA Work Truck Show in Indianapolis, IN, and ACT Expo in Anaheim, CA

Mullen Commercial Vehicle Program - Troy, MI

Class 1 and 3 Commercial Vehicles

●	The company has received approximately $279 million in purchase orders for Mullen Class 1 and Class 3 EV Vans and Trucks from Randy Marion Automotive Group with expected initial revenues in August 2023

●Commercial Product Development focused on completing vehicle certifications
●	Team successfully achieved major milestone in April completing all required FMVSS tests for vehicle crash worthiness and occupant safety validation for Class 1 EV vans
●Successfully completed customer pilot with Menzies at Los Angeles International Airport (LAX) with over 1500 miles driven and 100% uptime as expected
●First presentation of portfolio at several large 2023 commercial fleet shows – NTEA Work Truck Show in Indianapolis, IN, NAFA in Baltimore, MD and ACT Expo in Anaheim, CA
●Announced the availability of the Mullen Class 3 pilot program for customers wanting to test the vehicle in their specific use cases
●Initial vehicle shipments of Mullen Campus EV Cargo Van to The University of North Carolina at Charlotte and MGT Lease Company in March 2023

Mullen Consumer Vehicle Program - Irvine, CA

Mullen FIVE Crossover

●	Simultaneously developing three trim levels of the Mullen FIVE family of crossover vehicles, which includes the high-performance Mullen FIVE RS variant
●	Virtual crash and aerodynamic simulations on track
●	Finalizing key supplier selection and engagement
●Vehicle content and performance continues to be optimized in many areas including the move to 800-volt architecture
●	Vehicle styling freeze in December 2023 and production design of Mullen FIVE and FIVE RS planned for reveal at CES in January 2024
●	Vehicle launch order will be RS performance variant first with production in December 2025 and customer sales mid-2026, followed by Touring Models
●	Preparations for August 2023 Strikingly Different EV Tour in the works with expanded vehicles joining the planned upcoming tour, including, but not limited to, the Mullen FIVE, Mullen FIVE RS, Mullen Commercial Class 1, Mullen Commercial Class 3 as well as the new Mullen GT

Mullen-GO

●	Announced first Mullen-GO retailer located in Ireland and covering the United Kingdom and Ireland
●	Finalizing European aftersales support network for parts, service, and warranty
●	Executed LOIs with new dealers in France and Spain
●	Negotiating HQ property for Mullen Automotive European operations

About Mullen:

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in two Company-owned United States-based assembly plants. Mullen's EV development portfolio includes the Mullen FIVE EV Crossover, Mullen Commercial Class 1 and 3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On September 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on December 1, 2022, Mullen closed on the acquisition of all of Electric Last Mile Solutions' (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

For more information, please visit www.MullenUSA.com.  Mullen uses its investor.mullenusa.com webpage and links as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mullen Advanced Energy Operations

Mullen Automotive forms Mullen Advanced Energy Operations, LLC, in partnership with Global EV Technology, Inc. and EV Technologies, LLC. The partnership with Mullen owning 51% will focus initial development on improving energy management technology in EVs for greater range and vehicle performance.

About Randy Marion Automotive Group

Randy Marion Automotive Group is one of the largest car dealerships in the Carolinas and one of the largest commercial vehicle dealers in the U.S.

For more information, please visit www.RandyMarion.com

About MGT Lease Company

MGT is a growing commercial vehicle sales and leasing company with annual revenue of over $70 million in 2022 and $100 million projected for 2023. MGT’s primary customer base focuses on last mile segments, such as package delivery and retail, and vocations, such as plumbing and electrical. MGT currently provides commercial vehicle sales and leasing across all major OEM brands, with a focus on class 1-4 commercial vehicles.

For more information, please visit www.MGTlease.com

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," and "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: whether delivery and fulfillment of the MGT purchase order will occur within the expected time lines; whether Mullen Advanced Energy Operations (“MAEO”) will be successful with its initiatives of improving energy management technology in electric vehicles for greater range and vehicle performance and whether Mullen’s partnership with EV Technologies, will be a success; whether the test results provided to Mullen by EV Technologies is accurate and whether initial testing conducted by Mullen utilizing the EMM technology is scalable or will have the expected increased battery capacity;  whether the Washington, D.C. field pilot program contract with EV Technologies, LLC will be a success;  whether the Mullen Class 1 and Class 3 commercial vehicles will be assembled in Tunica, MS; the anticipated timelines for the production, delivery and revenues associated with the Class 3 truck; whether the implementation of solid-state polymer battery technology to integrate battery packs for Class 1 EV cargo vans will commence within the expected timelines or have the anticipated results; the timeline for expected revenues from purchase orders of the Mullen Class 1 and Class 3 EV Vans and Trucks from Randy Marion; the timelines, design, and features and anticipated performance of the of the Mullen FIVE family of crossover vehicles; whether the production design of Mullen FIVE and FIVE RS will be revealed when anticipated: the timing for launch and availability for sale of the RS performance variant and Touring Models;  whether the  ELMS and Bollinger transactions will prove successful, whether the Mullen-GO (formerly I-GO initiatives) in the UK and Ireland or elsewhere in Europe will prove successful, whether the respective parties obligations under the  Randy Marion Automotive Group purchase order will be met, whether the Loop Global and Menzies initiative will be a success, whether the second leg of  the “Strikingly Different” test-drive tour event will take place within the time frame expected; or whether development of the Mullen FIVE RS will be implemented in time for the anticipated second part of the test-drive tour. Additional examples of such risks and uncertainties include, but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) Mullen’s ability to maintain compliance with continued listing requirements of the Nasdaq Capital Market; and (xii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive Inc.

+1 (714) 613-1900

www.MullenUSA.com

Investor Relations Contact

investor@Mullenusa.com

Media Contact

media@Mullenusa.com